                              STATE OF MARYLAND
                                                                299795


                                DEPARTMENT OF
                           ASSESSMENTS AND TAXATION
              301 West Preston Street Baltimore, Maryland 21201






                                                        DATE:  JUNE 20, 1994



        THIS IS TO ADVISE YOU THAT THE ARTICLES OF AMENDMENT WITH A NAME CHANGE FOR CAPSTONE CAPITAL TRUST, INC. CHANGING TO CAPSTONE CAPITAL CORPORATION
WERE RECEIVED AND APPROVED FOR RECORD ON JUNE 20, 1994 AT 11:20 AM.







FEE PAID:                   78.00




                                                        HARRY J. NOONAN
                                                        CHARTER SPECIALIST

(SEAL)

                         CAPSTONE CAPITAL TRUST, INC.

                            ARTICLES OF AMENDMENT


         CAPSTONE CAPITAL TRUST, INC. (formerly known as "Cresent Capital Trust, Inc.") a Maryland Corporation having its principal office in Maryland at The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST:   The Charter of the Corporation is hereby by striking out
Article II of the Articles of Incorporation and inserting in lieu thereof the following:

                                  "ARTICLE II
                                     NAME

        The name of this corporation shall be Capstone Capital Corporation

        SECOND: Article VII of the Charter of the Corporation is hereby amended by adding the following subsection (n) to Section 7.4 thereof:

        "(n) Nothing in this Section 7.4 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange."

        THIRD: The Board of Directors of the Corporation by unanimous written consent, dated June 17, 1994, pursuant to Section 2-408 of the Corporations and Associations Article of the Annotated Code of Maryland duly adopted a resolution in which set forth the foregoing amendment to the charter, declaring that the said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the stockholders of the Corporation.

        FOURTH: That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by a written consent, dated June 17, 1994, given in accordance with the provisions of
Section 2-505 of the Corporations and Associations Article of the Annotated
Code of Maryland and filed with the records of stockholder meetings.

        FIFTH:   The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.






(SEAL)                        STATE OF MARYLAND
                              -----------------

I hereby certify that this is a true and complete copy of the 3 page document on file in this office. DATED: 6-20-94.
                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
BY:  /s/
   ---------------------------------
This stamp replaces our previous certification system.  Effective: 10/84

        IN WITNESS WHEREOF, Crescent Capital Trust, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on June 18, 1994.



                                             CAPSTONE CAPITAL TRUST, INC.

                                             /s/ John W. McRoberts
                                             ----------------------------
                                             John W. McRoberts
                                             President

ATTEST:

/s/ Andrew L. Kizer
- --------------------------
Andrew L. Kizer
Secretary



        THE UNDERSIGNED, President of Capstone Capital Trust, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, that the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                             /s/ John W. McRoberts
                                             ----------------------------
                                             John W. McRoberts
                                             President

- -----------------------------------------------------------------------------------------------------------------------------------
STATE OF MARYLAND
WILLIAM DONALD SCHAEFER                                                                      Department of Assessments and Taxation
Governor
LLYOD W. JONES                                         [SEAL]                                                      CHARTER DIVISION
Director                                                                                                                   Room 809
PAUL B. ANDERSON                                                                                            301 West Preston Street
Administrator                                                                                             Baltimore, Maryland 21201
- -----------------------------------------------------------------------------------------------------------------------------------

DOCUMENT CODE   09A                                BUSINESS CODE                                                  COUNTY     74
              -------                                            --------------                                           ---------
# 03857117                     P.A.                 Religious                 Close                   Stock                Nonstock
- -----------                ---                  ---                      ---                      ---                  ---

Merging                                                    Surviving
(Transferor)                                               (Transferee)
            ------------------------------------                         ---------------------------------------
- ------------------------------------------------            ----------------------------------------------------
- ------------------------------------------------            ----------------------------------------------------
- ------------------------------------------------            ----------------------------------------------------


CODE      AMOUNT    FEE REMITTED
- ----      ------    ------------

10           50      Expedited Fee                                      (New Name) Capstone Capital Corporation
20        _____      Organ. & Capitalization                            ----------------------------------------
61        _____      Rec. Fee (Arts. of Inc.)
62           20      Rec. Fee (Amendment)                               ----------------------------------------
63        _____      Rec. Fee (Merger, Consol.)
64        _____      Rec. Fee (Transfer)                                ----------------------------------------
65        _____      Rec. Fee (Dissolution)
66        _____      Rec. Fee (Revival)                                  X      Change of Name
52        _____      Foreign Qualification                              ______  Change of Principal Office
50        _____      Cert. of Qual. or Reg.                             ______  Change of Resident Agent
51        _____      Foreign Name Registration                          ______  Change of Resident Agent
13            8      1 Certified Copy 2                                         Address
56        _____      Penalty                                            ______  Resignation of Resident Agent
54        _____      For. Supplemental Cert.                            ______  Designation of Resident Agent
53        _____      Foreign Resolution                                         and Resident Agent's Address
73        _____      Certificate of Conveyance                             X    Other Change adding new
                                                                                paragraph & article VII
                     -------------------------
                     -------------------------
                     -------------------------
75        _____      Special Fee
80        _____      For. Limited Partnership
83        _____      Cert. Limited Partnership                            CODE 007
84        _____      Amendment to Limited Partnership                         -----
85        _____      Termination of Limited Partnership
21        _____      Recordation Tax
22        _____      State Transfer Tax                                   ATTENTION:  Billie
23        _____      Local Transfer Tax
31        _____      ____ Corp. Good Standing                             ----------------------------------------
NA        _____      Foreign Corp. Registration
87        _____      ____ Limited Part. Good Standing                     ----------------------------------------
71        _____      Financial
600       _____      _____________________ Personal                       ----------------------------------------
                     Property Reports and _________
                     late filing penalties
70        _____      Change of P.O., R.A. or R.A.A.                       MAIL TO ADDRESS:
91        _____      Amend/Cancellation, For. Limited Part.
99        _____      Art. of Organization (LLC)                           ----------------------------------------
98        _____      LLC Amend, Diss, Continuation
97        _____      LLC Cancellation                                     ----------------------------------------
96        _____      Reg. Foreign LLC
94        _____      Foreign LLC Supplemental                             ----------------------------------------
92        _____      __________ LLC Good Standing (short)
__        _____      Other ______________________________                 ----------------------------------------



TOTAL
FEES  78
     ---
           X  Check           Cash                                        NOTE:
          ----            ----                                            -----
        Documents on                 checks
- --------            ------------------

APPROVED BY:  HW
            -------
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